     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1996
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             SOLECTRON CORPORATION
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                94-2447045
 (State or other jurisdiction    (I.R.S. Employer
              of                  Identification
incorporation or organization)         No.)

                              777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 SUSAN S. WANG
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:
                            STEVEN E. BOCHNER, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC UNDER THIS
                            REGISTRATION STATEMENT:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
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                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                    PROPOSED          MAXIMUM
                                                     MAXIMUM         AGGREGATE        AMOUNT OF
  TITLE OF SECURITIES TO BE      AMOUNT TO BE    OFFERING PRICE      OFFERING       REGISTRATION
          REGISTERED            REGISTERED (1)    PER SHARE (2)      PRICE (2)           FEE
Common Stock, no par value....     3,401,864         $67.61        $230,000,000        $79,311

(1) The 3,401,864 shares to be registered are issuable upon conversion of the Company's outstanding 6% Convertible Subordinated Notes due 2006 (the "Notes"). The Company is also registering such indeterminate number of additional shares of Common Stock as may become issuable pursuant to the anti-dilution adjustments of the Notes.
(2) Computed in accordance with Rule 457 under the Securities Act of 1933 solely for purposes of calculation of the registration fee.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 15, 1996

PROSPECTUS

                                3,401,864 SHARES

                             SOLECTRON CORPORATION

                                 -------------

                                  COMMON STOCK
                                 (NO PAR VALUE)
                               ------------------

    The shares of Common Stock, no par value ("Common Stock"), of Solectron Corporation, a California corporation ("Solectron" or the "Company"), offered hereby (the "Shares") may be sold by or for the account of certain prospective stockholders of the Company described herein (the "Selling Shareholders") from time to time in transactions on the New York Stock Exchange or in the over-the-counter market or otherwise at the prevailing market price at the time of sale. The Shares are issuable upon conversion of the Company's outstanding 6%
Convertible Subordinated Notes due 2006 (the "Notes") issued in an aggregate principal amount of $230,000,000 pursuant to an Indenture, dated February 15, 1996, between the Company and State Street Bank and Trust Company (the "Indenture") in a transaction (the "Note Offering") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

    The Company will receive no part of the proceeds of the sales made hereunder. All expenses of registration incurred in connection with this offering shall be borne by the Company, but all selling expenses incurred by the Selling Shareholders shall be borne by such Selling Shareholders. The Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities arising under the Securities Act. See "Selling Shareholders and Plan of Distribution."

    The Common Stock of the Company is traded on the New York Stock Exchange under the symbol SLR.

    SEE "RISK FACTORS" ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

    The Selling Shareholders and any brokers participating in such sales may be deemed underwriters within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act. See "Selling Shareholders and Plan of Distribution."

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE
       SECURITIES AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES
            COMMISSION  PASSED UPON THE  ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO  THE
                           CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS            , 1996

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THE SHARES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

    The  Company  is subject  to the  reporting  requirements of  the Securities
Exchange Act  of  1934, as  amended  (the  "Exchange Act"),  and  in  accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the
Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange, 20 Broad Street, New York, NY 10005, and reports, proxy statements and other information concerning the Company can be inspected at such exchange.

    The Company has filed with the Commission a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed with the Commission and are incorporated herein by reference in this Prospectus:

       (a) The Company's Proxy Statement for its 1995 Annual Meeting of Stockholders dated December 1, 1995;

       (b) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995;

       (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1995;

       (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1996;

       (e) The Company's Current Report on Form 8-K dated February 7, 1996;

       (f) The Company's Current Report on Form 8-K dated March 15, 1996;

       (g) The Company's Current Report on Form 8-K dated April 15, 1996; and

       (h) The description of the Company's Common Stock offered for resale hereby contained in the Company's Registration Statement on Form 8-A
    dated July 18, 1988, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement and any statement contained herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference modifies or supersedes such statement.

    The Company will provide without charge to such person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Solectron Corporation, Attention: Susan S. Wang, Senior Vice President, Chief Financial Officer and Secretary, Solectron Corporation, 777 Gibraltar Drive, Milpitas, California 95035, telephone (408) 957-8500.

                                  THE COMPANY

    Solectron Corporation is a leading independent provider of customized, integrated manufacturing services to original equipment manufacturers ("OEMs") in the electronics industry. The Company's goal is to offer its customers the significant competitive advantages of outsourcing their manufacturing, such as access to advanced manufacturing technologies, shortened product time-to-market, reduced cost of production and more effective asset utilization. Solectron provides sophisticated electronic assembly and turnkey manufacturing management services in the Western and Eastern United States, Europe and Southeast Asia. The Company's customers include Apple Computer, Applied Materials, Bay Networks, Cisco Systems, Hewlett-Packard, IBM, Silicon Graphics and Sun Microsystems.

                                  RISK FACTORS

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. IN ADDITION TO THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SHARES OFFERED HEREBY:

CUSTOMER CONCENTRATION; DEPENDENCE ON THE ELECTRONICS INDUSTRY

    A small number of customers are currently responsible for a significant portion of the Company's net sales. In each of the three and six months ended February 29, 1996 and the fiscal years 1995, 1994 and 1993, the Company's ten largest customers accounted for over 65% of consolidated net sales. The Company is dependent upon continued revenues from its top ten customers. Any material delay, cancellation or reduction of orders from these or other customers could have a materially adverse effect on the Company's results of operations. The Company's largest customer during the first half of fiscal 1996, Hewlett-Packard Corporation, accounted for 11% of consolidated net sales, compared to less than 10% in the first half of fiscal 1995. For the six months ended February 28, 1995, International Business Machines ("IBM") represented the Company's largest customer with sales accounting for 23% of consolidated net sales. For the six months ended February 29, 1996, sales to IBM were less than 10% of consolidated net sales. The Company had a manufacturing services agreement with IBM at its Bordeaux, France facility that expired on December 31, 1995. There can be no assurance that the Company will continue to do business with IBM.

    The percentage of the Company's sales to its major customers may fluctuate from period to period. Significant reductions in sales to any of these customers would have a materially adverse effect on the Company's results of operations. The Company has no firm long-term volume purchase commitments from its customers, and over the past few years has experienced reduced lead-times in customer orders. In addition, customer contracts can be canceled and volume levels can be changed or delayed. The timely replacement of canceled, delayed or reduced contracts with new business cannot be assured. These risks are exacerbated because a majority of the Company's sales are to customers in the electronics industry, which is subject to rapid technological change and product obsolescence. The factors affecting the electronics industry in general, or any of the Company's major customers in particular, could have a materially adverse effect on the Company's results of operations.

MANAGEMENT OF GROWTH; GEOGRAPHIC EXPANSION

    The Company has experienced substantial growth over the last four fiscal years, with net sales increasing from $265.4 million in fiscal 1991 to $2.1 billion in fiscal 1995. In recent years, the Company has acquired facilities in six locations, including the Company's recent purchase of the custom manufacturing services ("CMS") business of Texas Instruments Incorporated ("TI") located in Austin, Texas. There can be no assurance that the Company's historical revenue growth will continue or that the Company will successfully manage the integration of the CMS business or any other businesses it may acquire in the future. As the Company manages its existing operations and expands geographically, it may experience certain inefficiencies as it integrates new operations and manages geographically dispersed operations. In addition, the Company's results of operations could be adversely affected if its new facilities do not achieve growth sufficient to offset increased expenditures associated with geographic expansion. Should the Company increase its expenditures in anticipation of a future level of sales which does not materialize, its profitability would be adversely affected. On occasion, customers may require rapid increases in production which can place an excessive burden on the Company's resources.

TI TRANSACTION

    On March 31, 1996, the Company completed the purchase of the CMS business of TI located in Austin, Texas and certain assets of TI's CMS business located in Kuala Lumpur, Malaysia (the "TI Transaction"). The TI Transaction entails a number of risks, including successfully managing the transition of customers from TI to Solectron, managing the transition at the Austin site from TI to Solectron, integrating purchasing operations and information systems and managing a larger and more geographically disparate business. In the TI Transaction, the Company acquired manufacturing assets and inventory, accounts receivable, assumed associated liabilities, hired employees and leased space in Austin, Texas, and purchased certain fixed assets from TI's facility in Kuala Lumpur, Malaysia. Neither TI nor the customers of the CMS business have guaranteed any future volume of business in the TI Transaction. The CMS business will increase the Company's expenses and working capital requirements, and place burdens on the Company's management resources. As a result, the success of the acquisition is dependent upon the Company's ability to successfully manage the integration of the CMS operations and retain customers of the CMS business. In the event the Company is unsuccessful in these efforts, the Company's results of operations could be materially adversely affected.

INTERNATIONAL OPERATIONS

    Approximately 33% and 38% of the Company's net sales were from operations outside the United States in the six months ended February 29, 1996 and in fiscal 1995, respectively. As a result of its foreign sales and facilities, the Company's operations are subject to risks of doing business abroad, including but not limited to, fluctuations in the value of currency, export duties, changes to import and export regulations (including quotas), possible restrictions on the transfer of funds, employee turnover, labor unrest, longer payment cycles, greater difficulty in collecting accounts receivable, the burdens and costs of compliance with a variety of foreign laws and, in certain parts of the world, political instability. While to date these factors have not had an adverse impact on the Company's results of operations, there can be no assurance that there will not be such an impact in the future. In addition, the Company currently benefits from a tax holiday in its Penang, Malaysia site which expires in January 1997, subject to certain extensions. If the tax holiday is not extended, the Company's effective income tax rate will increase.

AVAILABILITY OF COMPONENTS

    A substantial portion of the Company's net sales are derived from turnkey manufacturing in which the Company provides both materials procurement and assembly. In turnkey manufacturing, the Company typically bears the risk of component price increases, which could adversely affect the Company's gross profit margins. At various times there have been shortages of components in the electronics industry. In addition, if significant shortages of components should occur, the Company may be forced to delay manufacturing and shipments, which would have a materially adverse effect on the Company's results of operations.

POTENTIAL FLUCTUATIONS IN OPERATING RESULTS

    The Company's operating results are affected by a number of factors, including the mix of turnkey and consignment projects, capacity utilization, price competition, the degree of automation that can be used in the assembly process, the efficiencies that can be achieved by the Company in managing inventories and fixed assets, the timing of orders from major customers, fluctuations in demand for customer products, the timing of expenditures in anticipation of increased sales, customer product delivery requirements and increased costs and shortages of components or labor. The Company's turnkey manufacturing, which typically results in higher net sales and gross profits but lower gross profit margins than assembly and testing services, represents a substantial percentage of net sales. All of these factors can cause fluctuations in the Company's operating results.

COMPETITION

    The electronics assembly and manufacturing industry is comprised of a large number of companies, several of which have achieved substantial market share. The Company also faces competition from current and prospective customers which evaluate Solectron's capabilities against the merits of manufacturing products internally. Solectron competes with different companies depending on the type of service or geographic area. Certain of the Company's competitors have broader geographic breadth. They also may have greater manufacturing, financial, research and development and marketing resources than the Company. The Company believes that the primary basis of competition in its targeted markets is manufacturing technology, quality, responsiveness, the provision of value-added services and price. To be competitive, the Company must provide technologically advanced manufacturing services, high product quality levels, flexible delivery schedules and reliable delivery of finished products on a timely and price competitive basis. The Company currently may be at a competitive disadvantage as to price when compared to manufacturers with lower cost structures, particularly with respect to manufacturers with established facilities where labor costs are lower.

INTELLECTUAL PROPERTY PROTECTION

    The Company's ability to compete may be affected by its ability to protect its proprietary information. The Company obtained a limited number of U.S. patents in 1995 related to the process and equipment used in its surface mount technology. The Company believes these patents are valuable. However, there can be no assurance these patents will provide meaningful protection for the Company's manufacturing process and equipment innovations.

    There can be no assurance that third parties will not assert infringement claims against the Company or its customers in the future. In the event a third party does assert an infringement claim, the Company may be required to expend significant resources to develop a noninfringing manufacturing process or to obtain licenses to the manufacturing process which is the subject of litigation. There can be no assurance that the Company would be successful in such development or that any such licenses would be available on commercially acceptable terms, if at all. In addition, such litigation could be lengthy and costly and could have a materially adverse effect on the Company's financial condition regardless of the outcome of such litigation.

ENVIRONMENTAL COMPLIANCE

    The Company is subject to a variety of environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during its manufacturing process. Any failure by the Company to comply with present and future regulations could subject it to future liabilities or the suspension of production. In addition, such regulations could restrict the Company's ability to expand its facilities or could require the Company to acquire costly equipment or to incur other significant expenses to comply with environmental regulations.

DEPENDENCE ON KEY PERSONNEL AND SKILLED EMPLOYEES

    The Company's continued success depends to a large extent upon the efforts and abilities of key managerial and technical employees. The loss of services of certain key personnel could have a materially adverse effect on the Company. The Company's business also depends upon its ability to continue to attract and retain senior managers and skilled employees. Failure to do so could adversely affect the Company's operations.

POSSIBLE VOLATILITY OF MARKET PRICE OF COMMON STOCK

    The trading price of the Common Stock is subject to significant fluctuations in response to variations in quarterly operating results, general conditions in the electronics industry and other factors. In addition, the stock market is subject to price and volume fluctuations which affect the market price for many high technology companies in particular, and which often are unrelated to operating performance.

                 SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

    The Selling Shareholders are those individuals and entities who will from time to time hold the Shares. The Notes are convertible at any time after April 22, 1996 through the close of business on March 1, 2006, subject to prior redemption, into shares of Common Stock at a conversion price of $67.61 per share, subject to adjustment under certain circumstances specified in the Indenture.

Accordingly, the number of shares of Common Stock issuable upon conversion of the Notes may change. As of the date of this Prospectus, the aggregate principal amount of Notes outstanding is $230,000,000, which may be converted into 3,401,864 shares of Common Stock.

    Pursuant to a Registration Rights Agreement dated February 15, 1996 (the "Registration Rights Agreement") between the Company and the initial purchasers named therein entered into in connection with the Note Offering, the Company has filed with the Commission under the Securities Act a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time and has agreed to use its reasonable efforts to keep such Registration Statement effective until the earlier of (i) February 22, 1999 or (ii) such date as all of the Shares have been either resold pursuant to the Registration Statement, resold to the public pursuant to Rule 144 of the Securities Act or eligible for resale pursuant to Rule 144(k) of the Securities Act. Pursuant to the Registration Rights Agreement, the Company may suspend the use of this Prospectus for the sale of Shares under certain circumstances for up to a period not to exceed thirty (30) days in any three month period or two periods not to exceed an aggregate of 60 days in any 12 month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events.

    As of the date of this Prospectus, none of the Notes have been converted, and as a result, the Company is not aware of any proposed Selling Shareholder. Such Selling Shareholders will be qualified institutional buyers within the meaning of Rule 144A, institutional accredited investors within the meaning of Rule 501 of the Securities Act or non-U.S. persons within the meaning of Regulation S under the Securities Act. Prior to any use of this Prospectus for resale of the Shares registered herein, this Prospectus will be amended or supplemented to set forth the name of the Selling Shareholder, the number of Shares beneficially owned by such Selling Shareholder, and the number of Shares to be offered for resale by such Selling Shareholder. The supplemented or amended Prospectus will also disclose whether such Selling Shareholder has held any position or office with, been employed by or otherwise had a material relationship with, the Company or any of its affiliates during the three years prior to the date of the supplemented or amended Prospectus.

    Each of the Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholder may choose to sell Shares from time to time at market prices prevailing at the time of the sale, at prices related to the then prevailing market prices or in negotiated transactions, including pursuant to an underwritten offering or pursuant to one or more of the following methods: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

    In connection with the sale of Shares, Selling Shareholders may engage broker-dealers who in turn may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. In addition, underwriters or agents may receive compensation from the Selling Shareholders or from purchasers of the Shares for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Shares to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they act as agents. Underwriters, dealers and agents that participate in the distribution of Shares may be deemed to be underwriters and any discounts or commissions received by them from the Selling Shareholders and any profit on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Selling Shareholders will be described, in the applicable Prospectus supplement.

    The Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities arising under the Securities Act. The Company has agreed to pay all expenses incident to the offer and sale of the Shares by the Selling Shareholders to the public, other than selling expenses incurred by the Selling Shareholder and registration expenses to the extent that the Company is prohibited from paying for such expenses on behalf of the Selling Shareholders by applicable Blue Sky laws.

                                 LEGAL MATTERS

    The validity of the Common Stock being offered for sale hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.

                                    EXPERTS

    The consolidated financial statements and schedule of Solectron Corporation and subsidiaries as of August 31, 1995 and 1994, and for each of the years in the three-year period ended August 31, 1995, have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of the Custom Manufacturing Services Business of Texas Instruments Incorporated at December 31, 1995 and for the year then ended appearing in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             SOLECTRON CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14  OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION.

    The following table sets forth the estimated expenses of the Registrant in connection with the offering described in this Registration Statement.

Securities and Exchange Commission registration fee..............  $  79,311
Accountants' fees................................................  $  10,000
Legal fees.......................................................  $  15,000
Miscellaneous....................................................  $   4,689
                                                                   ---------
    Total........................................................  $ 109,000
                                                                   ---------
                                                                   ---------

ITEM 15  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"),
Article IV of Registrant's Articles of Incorporation and Article VIII of the Registrant's Bylaws provide for indemnification of the directors, officers, employees and other agents of the Registrant to the maximum extent permitted by California law. In addition, Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 16  EXHIBITS.

  EXHIBIT
  NUMBER
- -----------
       5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the shares of Common Stock being registered.
      23.1   Consent of KPMG Peat Marwick LLP, independent auditors.
      23.2   Consent of Ernst & Young LLP, independent auditors.
      23.3   Consent of Counsel (contained in Exhibit 5.1 hereto).
      24.1   Power of Attorney (see page II-3).

ITEM 17  UNDERTAKINGS.

    1. The undersigned Registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)
               to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)
               to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii)
               to include any material information with respect to the plan of distribution not previously disclosed in this Registration
       Statement or any material change to such information in this Registration Statement;

    provided, however, that the undertakings set forth in paragraph (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

       (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the
Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on April 15, 1996.

                                          SOLECTRON CORPORATION
                                          By:          /s/ SUSAN S. WANG

                                             -----------------------------------
                                                       Susan S. Wang,
                                                    SENIOR VICE PRESIDENT
                                                 AND CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Koichi Nishimura, Ph.D. and Susan S. Wang and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in this name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant's Form S-3 Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------

               /s/ CHARLES A.
             DICKINSON
- -----------------------------------  Chairman of the Board       April 15, 1996
       Charles A. Dickinson

                  /s/ KOICHI
             NISHIMURA               President and Chief
- -----------------------------------   Executive Officer          April 15, 1996
      Koichi Nishimura, Ph.D.

                 /s/ SUSAN S.
               WANG                  Senior Vice President and
- -----------------------------------   Chief Financial Officer    April 15, 1996
           Susan S. Wang

                /s/ WINSTON H.
               CHEN
- -----------------------------------  Director                    April 15, 1996
      Winston H. Chen, Ph.D.

             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------

               /s/ RICHARD A.
              D'AMORE
- -----------------------------------  Director                    April 15, 1996
        Richard A. D'Amore

                   /s/ HEINZ
             FRIDRICH
- -----------------------------------  Director                    April 15, 1996
          Heinz Fridrich

              /s/ KENNETH E.
             HAUGHTON
- -----------------------------------  Director                    April 15, 1996
    Kenneth E. Haughton, Ph.D.

                   /s/ PAUL R.
                LOW
- -----------------------------------  Director                    April 15, 1996
        Paul R. Low, Ph.D.

               /s/ W. FERRELL
              SANDERS
- -----------------------------------  Director                    April 15, 1996
        W. Ferrell Sanders

                   /s/ OSAMU
              YAMADA
- -----------------------------------  Director                    April 15, 1996
           Osamu Yamada

                             SOLECTRON CORPORATION

                       REGISTRATION STATEMENT ON FORM S-3

                               INDEX TO EXHIBITS

  EXHIBIT                                                                                                  SEQUENTIALLY
  NUMBER                                             DESCRIPTION                                           NUMBERED PAGE
- -----------  -------------------------------------------------------------------------------------------  ---------------
       5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the shares of Common Stock being registered............................................

      23.1   Consent of KPMG Peat Marwick LLP, independent auditors

      23.2   Consent of Ernst & Young LLP, independent auditors

      23.3   Consent of Counsel (contained in Exhibit 5.1 above)........................................

      24.1   Power of Attorney (see page II-3)..........................................................